TERMINATION AGREEMENT

      AGREEMENT, dated as of the 8th day of March 2004, among XNH Consulting Services, Inc., a Florida corporation ("XNH"), MediaBay, Inc., a Florida Corporation ("MediaBay" or the "Company"), and Norton Herrick ("Herrick").

                              W I T N E S S E T H :
                               - - - - - - - - - -

      WHEREAS, XNH, Herrick and the Company entered into a Consulting Agreement dated May 1, 2003 (the "Consulting Agreement"); and

      WHEREAS, subject to the terms and conditions herein contained, the parties hereto wish to terminate the Consulting Agreement effective as of December 31, 2003;

      NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto hereby agree as follows:

      1. TERMINATION OF CONSULTING AGREEMENT. Effective as of December 31, 2003 ("Termination Date"), and except as expressly set forth herein, the Consulting Agreement is terminated and is of no further force or effect.

      2. ADVISORY SERVICES. XNH will cause Herrick to provide advisory services to the Company, from time to time upon request by MediaBay, as determined by XNH in its sole discretion, and in accordance with Herrick's availability, by telephone, e-mail, or scheduled appointment. It is understood and agreed that while providing advisory services, if any, to the Company hereunder, XNH and Herrick may engage in any business or employment activities in any field either for his own account or for the account of others subject to the provisions of
Section 3 below.

      3. NONCOMPETITION COVENANT. Herrick and XNH agree that the Noncompetition Covenant in Section 3 of the Consulting Agreement will survive the termination of the Consulting Agreement for a period of three years from the Termination Date.

      4. NONDISCLOSURE OBLIGATION. Herrick and XNH agree that the Nondisclosure Covenant in Section 4 of the Consulting Agreement will survive the termination of the Consulting Agreement for a period of three years from the Termination Date.

      5. TERMINATION PAYMENT AND INSURANCE. In consideration for the advisory services that may be provided by Herrick and XNH and the extensions of the noncompetition covenant and nondisclosure obligation agreed to by Herrick and XNH, as set forth in Sections 2 through 4 of this Agreement, and as consideration for the Company's termination of the Consulting Agreement, the Company agrees to pay to XNH a fee at the rate of $7,500 per month for 16 months commencing on January 1, 2004. In addition, Herrick shall remain entitled to receive insurance and employee benefits applicable to officers of the Company, to the extent permitted by any benefit plan now or hereinafter in effect and, if health insurance benefits for Herrick are not permitted by any such plan, the Company shall reimburse Herrick for COBRA coverage in an amount equal to what the cost of such benefits would be under the Company's benefit plans.


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      6. INDEPENDENT CONTRACTOR. It is expressly understood and agreed that during the term of this Agreement, Herrick and XNH's relationship to MediaBay will be that of an independent contractor and that neither this Agreement nor the services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create, expressly or by implication, any employer-employee relationship, partnership, joint venture or other relationship with MediaBay other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of the Agreement. XNH and Herrick shall have sole responsibility for the payment of all federal, state and local income taxes and for Social Security and other similar taxes with respect to any compensation provided by MediaBay hereunder. Neither XNH nor Herrick is authorized to bind MediaBay, or to incur any obligation or liability on behalf of MediaBay, except as expressly authorized by MediaBay in writing. XNH understands and agrees that the work to be performed, if any, is not covered under the unemployment compensation laws and that the work to be performed is not intended to be covered by applicable worker's compensation laws.

      7. INDEMNIFICATION. The Company and Herrick acknowledge that the indemnification agreement dated as of November 15, 2002 by and between the Company and Herrick shall remain in full force and effect and that the Company shall indemnify XNH for any Claims (as defined in such indemnification agreement) against XNH to the extent that Herrick is entitled to receive indemnification therefor.

      8. MISCELLANEOUS.

            8.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses set forth below:

                               If to the Company:
                                 MediaBay, Inc.
                         2 Ridgedale Avenue - Suite 300
                             Cedar Knolls, NJ 07927

                              If to XNH or Herrick:
                        c/o XNH Consulting Services, Inc.
                            2295 Corporate Blvd. N.W.
                                    Suite 222
                              Boca Raton, FL 33431

            8.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

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            8.3 CHOICE OF LAW/GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New Jersey without reference to its conflicts of laws provisions.

            8.4 AMENDMENT. This Agreement may only be modified by a written instrument, which is executed by each of the parties hereto.

            8.5 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms of this Agreement.

            8.6 BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns.

            8.7 COUNTERPARTS AND FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. For purposes of this Agreement signatures received by facsimile shall have the same force and effect as original signatures.


                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.



                                              MEDIABAY, INC.

                                              By:    /s/ John F.  Levy
                                                     ---------------------------
                                              Name:  John F. Levy
                                              Title: Executive Vice President


                                              XNH Consulting Services, INC.

                                              By:    /s/ Norton Herrick
                                                     ---------------------------
                                              Name:  Norton Herrick
                                              Title: President

                                              /s/ Norton Herrick
                                              ----------------------------------
                                              Norton Herrick, individually



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